Exhibit 5.1

                                        [ALSTON & BIRD LLP LETTERHEAD]

                                 January 8, 2003

Denny's Corporation
Denny's Holdings, Inc.
230 East Main Street
Spartanburg, South Carolina 29319

         Re:      Registration Statement on Form S-4 (No. 333-102126)

Ladies and Gentlemen:

         We have acted as counsel to Denny's Corporation, a Delaware corporation ("Denny's Corporation"), and Denny's Holdings, Inc., a New York corporation ("Denny's Holdings" and collectively with Denny's Corporation, the "Companies"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), $50 million principal amount of the Companies' 12 3/4% Senior Notes due 2007 (the "Notes") to be issued under an Indenture dated as of April 15, 2002 (the "Indenture") between the Companies and U.S. Bank National Association, as Trustee (the "Trustee"). Following the effectiveness of the Registration Statement, the Companies intend to exchange the Companies' outstanding 12 3/4% Senior Notes due 2007 (the "Old Notes") for the Notes. This opinion letter is rendered pursuant to Item 21 of Form S-4 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Restated Certificate of Incorporation of Denny's Corporation, the Bylaws of Denny's Corporation, as amended, the Certificate of Incorporation of Denny's Holdings and the Amended and Restated Bylaws of Denny's Holdings, records of proceedings of the Board of Directors of the Companies deemed by us to be relevant to this opinion letter, the proposed form of Note, the Indenture, the Registration Statement and other agreements and documents that we deemed necessary for the purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Companies and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters of fact that might have been disclosed by independent verification.

         Our opinion set forth below is limited to the laws of the State of New York, General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

         This opinion letter is provided to the Companies for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Companies may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

         Based on the foregoing, it is our opinion that, when (i) the Companies shall have duly complied with the registration and prospective delivery requirements of the Securities Act with the Securities Exchange Act of 1934, as amended, and with such state securities laws as may be applied, (ii) the Indenture shall have been duly completed, executed, attested and delivered by the Companies and the Trustee, (iii) the Notes shall have been exchanged for the Old Notes in accordance with the terms and conditions of the Exchange Offer as stated in Registration Statement and the transmittal documents that are exhibits thereto, and (iv) the Notes shall have been duly completed, executed and attested by the Companies and authenticated by the Trustee under the Indenture, assuming due authorization of the Indenture by the Trustee and due qualification thereof under the Trust Indenture Act of 1939, as amended, the Notes will be validly issued and will constitute legally binding obligations of the Companies entitled to the benefits of the Indenture except (a) as enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, and (b) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law).

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the incorporation by reference of this opinion letter into any Rule 462(b) Registration Statement that the Companies subsequently may file with the Commission, and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            ALSTON & BIRD LLP

                                            By:  /s/ Gary C. Ivey
                                                 --------------------------
                                                 Gary C. Ivey, Partner